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                                                                     EXHIBIT 4.2
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                          WESTERN GAS RESOURCES, INC.,
                                   As Issuer,

                           THE SUBSIDIARY GUARANTORS
                           Named on Schedule I hereto

                                      AND

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                   As Trustee


                     --------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE


                         Dated as of September   , 1999


                       Supplementing the Indenture, Dated
                           as of June 15, 1999, among
                        Western Gas Resources, Inc., the
                          Guarantors named therein and
                   Chase Bank of Texas, National Association,
                                   as Trustee


                     -------------------------------------


                                  $155,000,000

                     10% SENIOR SUBORDINATED NOTES DUE 2009


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          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of September 10, 1999 (the
"First Supplemental Indenture"), is by and among (i) WESTERN GAS RESOURCES,
INC., a Delaware corporation (the "Company"), as issuer of the 10% Senior Subordinated Notes due 2009 (the "Notes"), (ii) each of the Subsidiaries of the Company set forth on Schedule I hereto and each of the Company's Subsidiaries which becomes a guarantor of the Notes in compliance with Section 9.16 of the Indenture referred to herein in which such Subsidiary agrees to be bound by the terms of the Indenture, as guarantors of the Company's obligations under the Indenture and the Notes (each, a "Guarantor"), and (iii) Chase Bank of Texas, National Association, as trustee (the "Trustee").

          WHEREAS, the Company, the Guarantors as of June 15, 1999 (the "Issue Date") and the Trustee heretofore executed and delivered an Indenture, dated as of June 15, 1999 (the "Original Indenture"); and

          WHEREAS, pursuant to the Original Indenture the Company issued and the Trustee authenticated and delivered $155 million aggregate principal amount of the Notes, which Notes were guaranteed by each of the Com pany's Subsidiaries set forth in clause (1) of the definition of "Guarantors" in the Original Indenture; and

          WHEREAS, on August 4, 1999, the Company's subsidiary, MGTC, Inc., a Wyoming Corporation ("MGTC"), a Restricted Subsidiary (as defined in the Original Indenture), obtained approval from the Wyoming Public Service Commission to execute guarantees in respect of the Company's obligations under certain Senior Debt (as defined in the Indenture) of the Company; and as a result of such approval, MGTC's guarantees under such Senior Debt, were issued; and

          WHEREAS, Section 9.16 of the Indenture provides that each Restricted Subsidiary of the Company be a Guarantor for so long as such Restricted Subsidiary has outstanding any Guarantees with respect to the Senior Debt; and

          WHEREAS, Section 12.08 of the Indenture provides that each domestic Subsidiary which is required to become a Guarantor pursuant to Section 9.16 thereof shall promptly execute and deliver to the Trustee a supplemen-

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tal indenture pursuant to which such Subsidiary shall become a Guarantor thereunder; and

          WHEREAS, this First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Guarantors.

          NOW, THEREFORE, the Company, the Guarantors listed on Schedule I hereto and the Trustee agree as follows for the equal and ratable benefit of each other and the Holders of the Notes:


                                   ARTICLE I
                             ADDITION OF GUARANTORS

          SECTION 1.1. Addition of Guarantor. MGTC hereby expressly agrees to issue a Subsidiary Guarantee and to be bound as, and assume the obligations of, a Guarantor under the Indenture.

          SECTION 1.2. Trustee's Acceptance. The Trustee hereby accepts this First Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.


                                   ARTICLE II
                                 Miscellaneous
                                 -------------

          SECTION 2.1. Effect of Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by the Company, the Guarantors listed in Schedule I hereto and the Trustee, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

          SECTION 2.2. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

          SECTION 2.3. Indenture and Supplemental Indenture Construed Together. This First Supplemental Inden-

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ture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read and construed together.

          SECTION 2.4. Confirmation and Preservation of Indenture. The Indenture as supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

          SECTION 2.5. Conflict with Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "TIA") that is required under the TIA to be part of and govern any provision of this First Supplemental Indenture, the provision of the TIA shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

          SECTION 2.6. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 2.7. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

          SECTION 2.8. Headings. The Article and Section headings of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 2.9. Benefits of First Supplemental Indenture, etc. Nothing in this First Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable

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right, remedy or claim under the Indenture, this First Supplemental Indenture or the Notes.

          SECTION 2.10. Successors. All agreements of the Company and the Guarantors in this First Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

          SECTION 2.11. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee shall have no liability for the validity or sufficiency of this First Supplemental Indenture.

          SECTION 2.12. Certain Duties and Responsibilities of the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

          SECTION 2.13. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 2.14. Counterpart Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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          IN WITNESS WHEREOF, the parties have caused this First Supplemental
Indenture to be duly executed as of the date first written above.




                         WESTERN GAS RESOURCES, INC.


                         By: ___________________________
                              Name:
                              Title:

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                         GUARANTORS:
                         ----------

                         LANCE OIL & GAS COMPANY, INC.
                         MGTC, INC.
                         MIGC, INC.
                         MOUNTAIN GAS RESOURCES, INC.
                         PINNACLE GAS TREATING, INC.
                         WESTERN GAS RESOURCES - TEXAS,
                           INC.
                         WESTERN GAS RESOURCES -
                           OKLAHOMA, INC.
                         WESTERN GAS WYOMING, L.L.C.



                         By:  ___________________________
                              Name:
                              Title:

                                       7
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                         CHASE BANK OF TEXAS, NATIONAL
                           ASSOCIATION, as Trustee


                         By:  __________________________
                              Name:
                              Title:

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                                   Schedule I

                                   Guarantors
                                   ----------


Name of Subsidiary
------------------

LANCE OIL & GAS COMPANY, INC.
MGTC, INC.
MIGC, INC.
MOUNTAIN GAS RESOURCES, INC.
PINNACLE GAS TREATING, INC.
WESTERN GAS RESOURCES - TEXAS, INC.
WESTERN GAS RESOURCES - OKLAHOMA, INC.
WESTERN GAS WYOMING, L.L.C.

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